SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):         July 16, 1996
                                                  -----------------------------

                            Merrill Lynch & Co., Inc.
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               (Exact Name of Registrant as Specified in Charter)

           Delaware                  1-7182                  13-2740599
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        (State or Other           (Commission             (I.R.S. Employer
        Jurisdiction of           File Number)          Identification No.)
        Incorporation)

World Financial Center, North Tower, New York, New York             10281-1332
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:      (212) 449-1000
                                                     ---------------------------


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      (Former Name or Former Address, if Changed Since Last Report.)

Item 5.  Other Events
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Filed herewith are the Preliminary Unaudited Earnings Summaries, as contained in a press release dated July 16, 1996, for Merrill Lynch & Co., Inc. ("ML & Co.") for the three- and six-month periods ended June 28, 1996. The results of operations set forth therein for such periods are unaudited. All adjustments, consisting only of normal recurring accruals, that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented have been included. The nature of ML & Co.'s business is such that the results for any interim period are not necessarily indicative of the results for a full year.

Total stockholders' equity, long-term borrowings, and book value per common share as of June 28, 1996 were approximately $6.5 billion, $22.6 billion, and $35.03, respectively.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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        (c)    Exhibits.

               (99)   Additional Exhibits

                      (i) Preliminary Unaudited Earnings Summaries for the three- and six-month periods ended June 28, 1996.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        MERRILL LYNCH & CO., INC.
                                  ----------------------------------------
                                               (Registrant)




                            By:   /s/ Joseph T. Willett
                                  ----------------------------------------
                                      Joseph T. Willett
                                      Senior Vice President,
                                      Chief Financial Officer


Date:  July 16, 1996

                           EXHIBIT INDEX



Exhibit No.   Description                                                  Page
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(99)          Additional Exhibits

              (i)  Preliminary Unaudited Earnings Summaries for the three   5-6
                   and six-month periods ended June 28, 1996.